Exhibit 99

Form 3 — Joint Filer Information

Name:	MetLife Reinsurance Company of Charleston*
Address:	10 Park Avenue, Morristown, New Jersey 07962
Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company
Issuer & Ticker Symbol:	Neuberger Berman Dividend Advantage Fund Inc. (“NDD”)
Date of Event Requiring Statement:	October 29, 2008

Signature: /s/ Thomas C. Hoi
Thomas C. Hoi, Assistant Secretary

Name:	MetLife Reinsurance Company of South Carolina*
Address:	10 Park Avenue, Morristown, New Jersey 07962
Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company
Issuer & Ticker Symbol:	Neuberger Berman Dividend Advantage Fund Inc. (“NDD”)
Date of Event Requiring Statement:	October 29, 2008

Signature: /s/ Thomas C. Hoi
Thomas C. Hoi, Assistant Secretary

*Metropolitan Life Insurance Company as a direct purchaser of $2,900,000 and MetLife Reinsurance Company of Charleston and MetLife Reinsurance Company of South Carolina as direct owner/purchasers of $3,200,000 and $3,900,000, respectively, by Metropolitan Life Insurance Company, the investment manager.